UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10809	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2006,  XL Capital Ltd (the "Company") announced the appointment of Michael C. Lobdell to join the Company in September as Chief Executive - Global Business Services.

Mr. Lobdell, age 48, is currently a Director of the New York City Investment Fund and Vice Chairman of the Board of Trustees of Westminster School in Simsbury, Connecticut. During a 28-year career with JPMorganChase (originally J.P. Morgan), Mr. Lobdell held numerous leadership positions, including Senior Partner of the global financial services firm's Mergers & Acquisitions Group, Managing Director and Chief Operating Officer of Global Investment Banking, Chairman of JPMorgan North American Investment Banking Management Committee, Head of Risk Technology Operations for Europe, and, most recently, Managing Director and Head of Chase Middle Market Treasury Service Integration Project.

The Company expects to enter into an employment agreement with Mr. Lobdell, but has not yet done so. Accordingly, following its entry into such an agreement, the Company will amend this Current Report on Form 8-K to provide a brief description of the material terms of such agreement.

Item 8.01.             Other Events.

On July 12, 2006, XL Capital Ltd issued the press release attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release (“XL CAPITAL LTD ANNOUNCES EXECUTIVE APPOINTMENTS”) dated July 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2006

XL CAPITAL LTD
(Registrant)

By: /s/ Kirstin Gould
Name: Kirstin Gould
Title: Secretary